UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2011

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2011, Titan International, Inc. announced that the put option Goodyear had for the Amiens France facility had expired on November 30, 2011.  Goodyear and Titan had entered into an agreement in 2009 for Titan to acquire Goodyear’s Latin America farm tire business and their European farm tire business.  The parties closed on the Latin America transaction on April 1, 2011.  The European farm business and related put option contained a clause that Goodyear had to have a social plan for the closing of the passenger car business in Amiens France leaving 537 jobs in the farm business.  The factory unions have been successful in the French labor courts holding up such plans for a number of years. See press release dated December 1, 2011, filed as exhibit 99.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99	Titan International, Inc.’s press release dated December 1, 2011, regarding Titan announcing expiration of put option for Goodyear France.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 1, 2011	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Titan International, Inc.’s press release dated December 1, 2011, regarding Titan announcing expiration of put option for Goodyear France.